UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center,	250 Greenwich Street, 49th Floor,	New York,	New York	10007
(Address of principal executive offices) (Zip Code)
(212) 804-3900
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2026, MSCI Inc. and its subsidiary MSCI Limited (together, “MSCI”) and BlackRock Fund Advisors (together with certain of its affiliates, the “Licensee”) entered into an amendment (the “Amendment”) to the Master Index License Agreement for Exchange Traded Funds, dated October 1, 2022, and Schedule No. 1 thereto (together, the “Existing ETF Agreements”). The Amendment extends the term of the Existing ETF Agreements until March 31, 2035 and, thereafter, the term of each Existing ETF Agreement is subject to auto-renewal for successive three-year periods unless MSCI or the Licensee provides written notice of termination prior to the end of the then-current term.

Pursuant to the Amendment, MSCI will continue to license to the Licensee the right to use certain MSCI equity indexes as the basis of exchange-traded funds (each, a “Fund” and together, the “Funds”). The Licensee will continue to pay MSCI a periodic license fee calculated based on the amount of assets under management (“AUM”) for the particular Fund during the relevant license period and the Fund’s expense ratio. Beginning on January 1, 2026, with additional changes effective January 1, 2027, the Amendment revises license fees payable to MSCI by certain Funds, with changes that vary based on the expense ratio and AUM of each such Fund. The Amendment does not otherwise make material changes to the existing fee constructs in the Existing ETF Agreements. The revised fee structure aims to enable continued growth through the price and volume tradeoff over the long-term.

On February 5, 2025, BlackRock filed a Schedule 13G/A with the SEC disclosing that it exercises investment discretion over 5,400,012 shares of MSCI's common stock, par value $0.01 (“Common Stock”) as of December 31, 2024 or 7.3% of MSCI's outstanding Common Stock based on the total number of shares of Common Stock as of December 31, 2025.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1†	Amendment to Index License Agreement for Exchange Traded Funds, dated as of January 27, 2026, between MSCI Inc., MSCI Limited and BlackRock Fund Advisors
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

† Certain confidential portions of this Exhibit have been omitted pursuant to Item 601(b) of Regulation S-K because the identified confidential portions (i) are not material and (ii) are of the type that MSCI treats as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: January 28, 2026	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer